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                                                                    EXHIBIT 10.2

                            VASTAR RESOURCES, INC.
                              SECOND AMENDMENT TO
                             ANNUAL INCENTIVE PLAN

          Pursuant to the power of amendment reserved therein, Vastar Resources, Inc. Annual Incentive Plan (the "Plan") is hereby amended as follows:

          1. Section 2 is amended, effective as of the Effective Time (as defined in Annex A to the Plan as amended hereby) to renumber subsections (o) and (p) as (p) and (q), to renumber subsection (q) as (u), and to renumber subsection (r) as (w), and to add new subsections (o), (r), (s), (t) and (v) which shall read as follows:

               "(o) "Benefit Trigger Window" means the 24-month period commencing on the date immediately following the Effective Time and means the 24-month period commencing on the date that a Subsequent Change of Control occurs.

               (r) "Effective Time" shall be ascribed the meaning set forth for such term on Annex A attached hereto.

               (s) "Merger" shall be ascribed the meaning set forth for such term on Annex A attached hereto.

               (t) "Parent Company" shall be ascribed the meaning set forth for such term on Annex A attached hereto.

               (v) "Subsequent Change of Control" shall be ascribed the meaning set forth for such term on Annex A attached hereto."

          When amending sections or subsections currently set forth in the Plan, the section or subsection references below refer to the sections and subsections as they existed prior to the renumbering as provided for above. Moreover, all current references in the Plan to other sections and subsections of the Plan shall be deemed to refer to the applicable section or subsection as renumbered herein.

          2.   Section 2 will be amended to eliminate the clause in subsection
(o) which reads "but excluding an event described under paragraph (3) of the definition of such term on Annex A."

          3. Section 7 will be amended, effective as of the Effective Time, to delete subsection (a) and replace it with the following:

          "(a) A Participant shall be entitled to a Change of Control Bonus Payment (as hereafter defined) within 60 days of the first to occur of (i) his or her Termination of Employment during a Benefit Trigger Window, or (ii) a Subsequent Change of Control. Each of (i) and (ii) in the previous sentence is referred to hereafter as a "Bonus Triggering Event." The term "Change of Control Bonus Payment" shall mean an amount equal to

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(i)(A) if the Bonus Triggering Event occurs during the first six months of a
Plan Year, an amount equal to 50 percent of the Participant's Target AIP Award for such Plan Year, and (B) if the Bonus Triggering Event occurs during the second six months of a Plan Year, an amount equal to 100 percent of the Participant's Target AIP Award for such Plan Year, plus (ii) the Target AIP Award applicable to such Participant for the Plan Year ending immediately prior to the Bonus Triggering Event if a specific award has not been paid to such Participant with respect to such Plan Year."

          4. Section 7 will be amended, effective as of the Effective Time, to add new subsection (c) which shall read as follows:

               "(c) For the purposes of subsection (a) above, the term "Termination of Employment" shall mean:

                     (i) a termination of employment during the Benefit Trigger Window by the Surviving Entity, other than for Cause, or

                     (ii) the Employee's voluntary termination within the Benefit Trigger Window as a result of the Surviving Entity's implementation of:

                           (A) a ten percent or more reduction of such
Employee's Qualifying Pay from the Qualifying Pay determined as of the date immediately prior to the date of the Change of Control, or a ten percent or more reduction (based on dollar value) in the Employee's aggregate Qualifying Pay plus Target Award ("Total Pay") from the Employee's Total Pay determined as of the date immediately prior to the date of the Change of Control;

                           (B) a required relocation of the Employee's principal
place of work to a location which would satisfy the conditions specified in (S) 217(c)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), for a deduction by such Employee of moving expenses under (S) 217 of the Code; or

                           (C) with respect to Tier 1 and 2 Employees of the
Company, a demotion to a lesser job.

                     (iii) An Employee shall be deemed to have a termination of employment due to a transfer of employment directly between the Company or any of its affiliates.

          For purposes of this subsection, the following definitions shall apply:

                (i) "Cause" shall mean (i) the conviction of the Employee for any felony involving dishonesty, fraud or breach of trust or (ii) the willful engagement by the Employee in gross misconduct in the performance of his or her duties that materially injures the Surviving Entity.

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                (ii)  "Qualifying Pay" means the Employee's annualized rate of regular wages or salary, excluding all extra pay such as overtime, premiums, bonuses, living or other allowances, determined as of the relevant date.

                (iii) "Surviving Entity" means the Company, or any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company after a Change of Control, and its affiliates.

                (iv) "Target Award" means the annual target performance bonus award applicable to the Employee for the relevant period."

      5. Section 8 will be amended to replace subsection (d) in its entirety which shall now read as follows:

          "(d) Both the Chief Financial Officer and the Vice President, Human Resources of the Company whose duties with respect to this Plan are provided herein, will be those persons who have been employed in such positions by the Company since April 1, 1999. Any action required to be taken under this Plan by the Chief Financial Officer and the Vice President, Human Resources of the Company may be taken by either individual if the other position is vacant. If the positions of Chief Financial Officer and Vice President, Human Resources of the Company are both vacant, actions required to be taken under the Plan by such officers may only be taken by one of the officers of the Company set forth below (in the order stated) who was in such position on April 1, 1999:

                      (i)    Controller
                      (ii)   General Counsel
                      (iii)  Senior Vice President of Production
                      (iv)   Senior Vice President of Exploration
                      (v)    Vice President of Business Development.

If none of such persons is in such position, the Special Plan Administrator shall take actions required to be taken under the Plan."

      6. Annex A is amended, with respect to the definition of "Change of Control" and the definition of "Outside Director", to replace the terms "Atlantic Richfield Company" and "ARCO" with the term "Parent Company". This amendment shall be construed consistently with the intent that the Merger, if it occurs, is a Change of Control.

      7. Annex A, with respect to the definition of "Change of Control," is amended, effective as of the Effective Time, to add "; or" at the end of Paragraph (6) and to add new Paragraph (7) which shall read as follows:

              "(7) A Subsequent Change of Control."

      8.  Annex A is amended to add the following definitions:

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              "Effective Time" means, with respect to the Merger, such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger in accordance with the Delaware General Corporation Law.

              "Merger" shall mean the merger between Atlantic Richfield Company and Prairie Holdings, Inc., a subsidiary of BP Amoco p.l.c.

              "Parent Company" shall mean, until the Effective Time of the Merger, Atlantic Richfield Company and, after the Effective Time of the Merger, BP Amoco p.l.c. or any of its subsidiaries or affiliates and any of their respective successors.

              "Subsequent Change of Control" shall mean each Change of Control which occurs after the consummation of a transaction constituting a Change of Control."

          9. The Plan will be amended to replace (except in Section 8(d)(ii) of the Plan as amended above) the term "General Counsel" with the term "Vice President, Human Resources."

          10. All amendments shall be effective as of July 21, 1999 unless otherwise noted.

          Executed as of the 12th day of August, 1999.



          ATTEST:                          VASTAR RESOURCES, INC.


          By:/s/ Jonathan D. Edelfelt      By:/s/ Jeffrey M. Bender
             ------------------------         ---------------------------------
               Jonathan D. Edelfelt             Jeffrey M. Bender
               Associate Secretary              Vice President, Human Resources


APPROVED as to form this 24/th/day
of August, 1999

WACHOVIA BANK, N.A.,


By:/s/ Peter D. Quinn
   ---------------------------
Name:  Peter D. Quinn
     -------------------------
Title: Senior Vice President
      ------------------------

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